As filed with the Securities and Exchange Commission on December 18, 2013

Registration No. 333-99845

Registration No. 333-131222

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-99845

Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-131222

UNDER

THE SECURITIES ACT OF 1933

IGO, INC.

(Exact name of Registrant as specified in its charter)

Delaware		86-0843914
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
17800 North Perimeter Dr., Suite 200 Scottsdale, Arizona 85255 (480) 596-0061

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terry R. Gibson

Chief Executive Officer

iGo, Inc.

c/o SP Corporate Services, LLC

61 East Main Street, Suite B

Los Gatos, California 95030

(408) 933-6494

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

iGo, Inc. (the “Company”) is filing these Post-Effective Amendments to Registration Statements on Form S-3 to withdraw and remove from registration the unsold shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), if any, previously registered for resale by the Company pursuant to the following registration statements (the “Registration Statements”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

●	Registration Statement on Form S-3 (File No. 333-99845), registering 1,367,822 shares of Common Stock for resale, filed with the Securities and Exchange Commission on September 19, 2002; and
●	Registration Statement on Form S-3 (File No. 333-131222), registering 3,760,264 shares of Common Stock for resale, filed with the Securities and Exchange Commission on January 23, 2006.

The Company intends to deregister its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through the filing of a Form 15. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for resale that remain unsold at the termination of the offering, the Company hereby removes from registration all of its securities registered but unsold under the Registration Statements as of the date hereof.

[Signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, iGo, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Gatos, California, on December 17, 2013.

IGO, INC.

By: /s/Terry R. Gibson
Terry R. Gibson
Chief Executive Officer and President

Pursuant to the requirements of the Securities Exchange Act of 1934, these Post-Effective Amendments to the Registration Statement on Form S-3 have been signed on December 17, 2013 by the following persons in the capacities indicated.

Signature	Title

/s/Terry R. Gibson	Chief Executive Officer, Chief Financial Officer
Terry R. Gibson	Secretary and Director (Principal Executive Officer and Principal Accounting Officer)

/s/Jack L. Howard	Chairman of the Board and Director
Jack L. Howard

/s/Peter L. Ex	Director
Peter L. Ax

/s/Michael J. Larson	Director
Michael J. Larson